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                       [COOPERS & LYBRAND LETTERHEAD]


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-4 of our reports dated February 6, 1995, which include an explanatory paragraph stating that the Company discontinued accounting for the operations of its telephone subsidiaries in accordance with Statement of Financial Accounting Standards No. 71, "Accounting for the Effect of Certain Types of Regulation," effective August 1, 1994, and changed its method of accounting for income taxes and postemployment benefits in 1993, on our audits of the consolidated financial statements and financial statement schedule of the Company and its subsidiaries as of December 31, 1994 and December 31, 1993, and for each of the three years in the period ended December 31, 1994, which report is incorporated by reference or included in the Company's Annual Report on Form 10-K for the year ended December 31, 1994.

We also consent to the reference to our Firm under the caption "Independent Accountants".


/COOPERS & LYBRAND L.L.P./


2400 Eleven Penn Center
Philadelphia, Pennsylvania
September 1, 1995